UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a - 12

COLUMBIA PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

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Commencing April 24, 2019, Columbia Property Trust, Inc. made available the following communication to certain stockholders.

Dear Shareholder,

Following the 2018 Say-on-Pay vote, we engaged with shareholders representing approximately 39% of our outstanding shares.  This feedback was extremely valuable to us and we have worked hard to be responsive to a number of the themes that we heard.

Our proxy is now on file, and we encourage you to review it for more detail using this link:  https://www.sec.gov/Archives/edgar/data/1252849/000125284919000046/a2019proxystatement.htm
Please see pages 25-29 for an overview of our thought process, and a summary of actions taken in response to the direct feedback we received.

We hope that our actions demonstrate our commitment to be responsive to shareholders, and that we have earned your vote. While we understand this a busy time of year for you, we are happy to speak with you or answer any specific questions you have prior to this year's Annual Meeting Date on May 14, 2019.

Best regards,
Murray McCabe, Chair of the Compensation Committee